Exhibit 10.2

This Amendment Agreement is made this [22]-day of August 2007 BETWEEN

1.	The Four Rivers BioEnergy Company, Inc a Kentucky corporation ("Four Rivers");

2.
Kevin John Alexander of 23 Broadwciter Close, Walton-on-Thames, KT12 5DD, England, Philip Charles Barnett of Hook Lane Cottage, Puttenham, GU3 IAN, England, Jack N. Dunigan of 99 Lamb Road, Benton, Kentucky, 42025, USA, Gary Hudson, 117 Lincoln Park, Amersham, HP7 9HF, England, Alastair G. Mack of Bracken House, Crooksbury Hill, Famham, GU10 1RF, England, Stephen John Padgett of Christmas Hill Form, Gaydon Road, Bishops ltchington, Southam, CV47 2QY, England and Gordon Weightman of Riverside Farmhouse, Kirkby Mills, York, Y062 6NR, England (together "Shareholders"); and

3.	Med-Tech Solutions Inc., a Nevada corporation ("Med-Tech") .

WHEREAS

A.
The parties hereto entered into an Acquisition Agreement dated 26 March 2007 ("Acquisition Agreement") pursuant to which is was agreed that Med- Tech would acquire all of the issued share capital of Four Rivers from the Shareholders, on terms more particularly therein stated.

B.	The Parties hereto have agreed to amend the terms of the Acquisition Agreement on the terms hereinafter provided.

NOW. THEREFORE, IT IS AGREED AS FOLLOWS:

1.	Clause 8.4 of the Acquisition Agreement shall be amended hereby, by the replacement of the word "five" by the word "six" in the first line thereof.

2.	Except as aforesaid the terms of the Acquisition Agreement shall remain unchanged and enforceable as originally written.

AS WITNESS WHEREOF this Agreemen t has been signed by and on behalf of the parties the day and year first before written.

SIGNED for and on behalf of

MED-TECH SOLUTIONS INC	/s/

SIGNED for and on behalf of

The Four Rivers BioEnergy Company Inc

SIGNED by

Kevin John Alexander

SIGNED by

Philip Charles Barnett

SIGNED by

Jack N. Dunigan

SIGNED by

Gary Hudson

SIGNED by

Alastair Mack

SIGNED by

Stephen John Padgett

SIGNED by

Gordon Weightman

.